UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2011

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 18, 2011 (the “Closing Date”), Zebra Technologies Corporation (“Zebra” or the “Company”) completed its previously announced disposition of Navis Holdings LLC (formerly Zebra Enterprise Solutions Holdings LLC ) (“Navis”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Cargotec Corporation (“Cargotec”) and Cargotec U.S. Manufacturing Oy, an indirect subsidiary of Cargotec (the “Buyer”) for cash consideration of $191.6 million, subject to adjustment for the cash, indebtedness and working capital position of Navis at closing. On the Closing Date, the Buyer placed fifteen percent (15%) of the purchase price into an escrow fund.

Navis is a global solutions provider of operating systems to coordinate and automate the planning and management of container and equipment moves in marine terminals and other complex and demanding business environments. In addition to the Navis business, the disposition included the WhereNet Marine Terminal Solution software product line and certain other ZES assets. All other elements of WhereNet, such as real time location, tags and readers, remained with Zebra.

A copy of the Securities Purchase Agreement was filed as an exhibit to Zebra’s Annual Report on Form 10-K for the year ended December 31, 2010 and is incorporated herein by reference, qualifying the description herein in its entirety. The Securities Purchase Agreement contains customary representations, warranties, covenants and agreements made by the Company, Navis, Cargotec and the Buyer as of specific dates and are subject to qualifications and limitations, including by information contained in disclosure schedules that the parties exchanged upon execution of the Securities Purchase Agreement. In addition, certain representations and warranties may be subject to contractual standards of materiality that may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Stockholders are not third-party beneficiaries under the Securities Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

There are no material relationships among Zebra, Navis, Cargotec and Buyer or any of their respective affiliates, other than with respect to the Securities Purchase Agreement and the related ancillary agreements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Current Report on Form 8-K dated January 28, 2011, in connection with the execution of the Securities Purchase Agreement, William J. Walsh, Senior Vice President and General Manager, Zebra Enterprise Solutions, has entered into an agreement with Buyer and Cargotec which became effective upon the closing of the sale transaction. As a result, the Employment Agreement between Mr. Walsh and the Company, dated January 5, 2009, terminated effective as of the Closing Date.

Item 9.01. Financial Statements and Exhibits.

Pro forma Financial Information.

Zebra’s unaudited pro forma consolidated statements of earnings for the fiscal years ended December 31, 2010, 2009 and 2008, the unaudited pro forma consolidated balance sheet as of December 31, 2010 and the notes to the unaudited pro forma financial statements required to be filed in connection with the disposition described in Item 2.01 are attached as Exhibit 99.1 to this report.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the disposition been consummated as of the dates indicated or of the results that may be obtained in the future. In addition, the Pro Forma Financial Statements reflect the impact of discontinuing other immaterial Zebra operations which will be classified as discontinued as of January 28, 2011. These unaudited pro forma consolidated financial statements and the accompanying notes should be read together with Zebra’s audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2010, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Zebra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(d)	Exhibits. The following Exhibit is being furnished herewith:

Exhibit Number	Description of Exhibits

2.3	Securities Purchase Agreement, dated as of January 28, 2011 by and among Cargotec U.S. Manufacturing OY, Cargotec Corporation, Zebra Enterprise Solutions Holdings LLC and Zebra Technologies Corporation (incorporated by reference from Exhibit 2.3 of the Annual Report on Form 10-K for the year ended December 31, 2010).

99.1	Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: March 23, 2011	By:	/s/ Jim Kaput
Jim Kaput SVP, General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.3	Securities Purchase Agreement, dated as of January 28, 2011 by and among Cargotec U.S. Manufacturing OY, Cargotec Corporation, Zebra Enterprise Solutions Holdings LLC and Zebra Technologies Corporation (incorporated by reference from Exhibit 2.3 of the Annual Report on Form 10-K for the year ended December 31, 2010).

99.1	Pro forma financial information

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